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                                                                 Ex-99.(h)(1)(F)

                                     FORM OF

                                    Exhibit 1

THIS REVISED EXHIBIT 1, dated as of [            ] is the Revised Exhibit 1 to
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the Transfer Agency and Services Agreement dated April 1, 1998, as amended, between PFPC Inc. and Forward Funds, Inc. (the "Fund"). The following is the list of the Fund's Portfolios that are subject to the Agreement:

                               LIST OF PORTFOLIOS

                      Forward Hoover Small Cap Equity Fund

                          Forward Hoover Mini-Cap Fund

                   Forward Uniplan Real Estate Investment Fund

                  Forward Hansberger International Growth Fund

                   Forward International Small Companies Fund

                      Forward Global Emerging Markets Fund

                             Sierra Club Stock Fund

                            Sierra Club Balanced Fund

FORWARD FUNDS, INC.                      PFPC INC.


By:                                      By:
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Title:                                   Title:
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